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                                                                     EXHIBIT 5.1

                                                   OPINION OF RUSHALL & McGEEVER



May 1, 2000


INTERACTIVE TELESIS INC.
535 Encinitas Boulevard
Encinitas, CA 92024

      Re:   Issuance of Shares of Common Stock Pursuant to Exercise of Options

Ladies and Gentlemen:

      You have requested our opinion with respect to certain matters in connection with the registration under the Securities Act of 1933, as amended (the "Act") by Interactive Telesis, Inc., a Delaware corporation (the "Company"), of 3,145,000 shares of its common stock, par value $.001 per share (the "Shares"), pursuant to the exercise of options issued under the Interactive Telesis 1996 Stock Plan (the "Plan"). The registration of the shares is pursuant to a Registration Statement on Form S-8 (as it may be amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission within five days of the date of this letter.

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of our opinion herein, we have assumed such proceedings will be timely completed in the manner presently proposed and represented in the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the


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INTERACTIVE TELESIS INC.
May 1, 2000
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applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the exercise of options and the payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ RUSHALL & McGEEVER




BJR:cjd